Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 23, 2006

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2006

SECOND QUARTER RESULTS

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SECOND QUARTER EPS EXCEEDS ESTIMATES

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FULL YEAR EPS GUIDANCE INCREASED $0.13

TO $2.46 - $2.50

New York, New York – Phillips-Van Heusen Corporation (NYSE: PVH) reported second quarter 2006 results.  In the discussion that follows, non-GAAP earnings exclude certain items which are described under the heading “Non-GAAP Exclusions.”

GAAP Earnings Per Share

Second quarter 2006 GAAP net income was $29.0 million, or $0.33 per share, compared with second quarter 2005 GAAP net income of $23.5 million, or $0.16 per share.  For the six months, GAAP net income was $77.7 million, or $1.27 per share, in 2006 compared with $48.5 million, or $0.67 per share, in 2005.

Non-GAAP Earnings Per Share

Second quarter 2006 non-GAAP earnings per share was $0.53, which was $0.06  ahead of the top end of previous earnings guidance and a 36% improvement

over second quarter 2005 non-GAAP earnings per share of $0.39.   For the six months, non-GAAP earnings per share was $1.26 in 2006 compared with $0.80 in 2005, an increase of 58%.

The second quarter earnings per share improvement was driven by a 40% increase in operating earnings in the Calvin Klein Licensing business and an  8% increase in the Company’s combined wholesale and retail businesses.  The excellent performance in the Calvin Klein Licensing business was due to growth from existing as well as new licensees, with particular strength in the fragrance business as women’s Euphoria continued to exceed expectations.  The continuation of the first quarter’s positive trends in the Company’s outlet retail business through the second quarter resulted in solid sales increases and strong product sell-throughs yielding gross margin and operating income improvements.  The Company’s wholesale performance, while better than planned, was impacted by an anticipated decline in the dress shirt business resulting from the door closings associated with the Federated/May merger.

Revenues

Total revenues in the second quarter of 2006 increased 3% to $458.9 million from $443.5 million in the prior year.  Revenue growth was driven by a 13% increase in the Calvin Klein Licensing business, the continued strong performance of the Company’s outlet retail business and wholesale sportswear business, particularly Calvin Klein men’s better sportswear and Arrow.   For the six months, total revenues increased 5% to $965.4 million in 2006 from $915.6 million in 2005.

Balance Sheet

The Company ended the quarter with $367.7 million in cash, an increase of $196.6 million compared with the prior year’s second quarter. Receivables and inventories ended the quarter very clean, and were down 11% and 2%, respectively, below prior year levels.  The Company’s higher year over year cash position, coupled with higher investment rates of return, resulted in a 40% decrease in net interest expense for the current year’s second quarter. As reported previously, in May 2006, the Company’s Series B preferred stockholders voluntarily converted all of their remaining outstanding preferred stock into 11.6 million shares of common stock and sold 10.1 million shares of such common stock in a secondary offering.  This transaction further strengthened the Company’s balance sheet, eliminated the most expensive component of its capital structure and enhanced the liquidity of its common stock.

CEO Comments

Commenting on these results, Emanuel Chirico, Chief Executive Officer, noted, “We are extremely pleased that we have maintained our positive momentum through the second quarter and were able to exceed our previous guidance.  The strength of the Calvin Klein brand and our execution of the strategies we have implemented for that brand continue to fuel earnings increases in our Calvin Klein men’s better sportswear, Calvin Klein outlet retail and, notably, Calvin Klein Licensing businesses.  This growth, along with the strong performance of our other outlet retail businesses, allowed us to achieve a significant increase in earnings for the quarter.”

Mr. Chirico concluded, “Our strategy of marketing our nationally recognized brands across multiple channels of distribution continues to benefit our bottom line. Our ability to execute well at the strategic level, at the logistics level and, as important, at the brand and product levels continues to drive strong performance.   We remain focused on maximizing the growth opportunities for Calvin Klein and our wholesale businesses. Further, the continued strengthening of our balance sheet enables us to support these initiatives as well as look for additional vehicles for future growth.”

2006 Earnings Guidance

GAAP Earnings Per Share

For the third quarter 2006, GAAP earnings per share is projected to be $0.80 to $0.82, which compares with $0.73 in 2005.  For the full year 2006, GAAP earnings per share is projected to be $2.46 to $2.50, which compares with $1.85 in 2005.

Non-GAAP Earnings Per Share

For the third quarter 2006, the Company will have no non-GAAP exclusions to projected GAAP earnings per share of $0.80 to $0.82.  This represents a 13% to 15% improvement over third quarter 2005 non-GAAP earnings per share of $0.71.

For the full year 2006, non-GAAP earnings per share estimates are being increased to $2.46 to $2.50 from $2.32 to $2.37. This represents a 31% to 33% improvement over full year 2005 non-GAAP earnings per share of $1.88.

Looking towards the important back-to-school and Holiday selling seasons, the Company has increased guidance for the balance of the year, but based on a somewhat more conservative view of business than current trends.  If business trends were to continue at their current pace for the second half of the year, the Company believes it would exceed its current estimates.

Revenues

The Company expects third quarter 2006 revenues to be $560 million to $565 million, which represents an increase of 5% to 6% over last year.  Total revenues for the full year 2006 are expected to be $2.00 billion to $2.01 billion, which represents an increase of 5% over last year.

Non-GAAP Exclusions

Non-GAAP earnings per share in 2006 excludes (a) a one time pre-tax gain of $32.0 million associated with the sale by the Company of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia, of which $31.4 million was recorded in the first quarter and $0.7 million was recorded as an adjustment in the second quarter; (b) pre-tax costs of $11.3 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama, of which $9.4 million were incurred in the first quarter and $1.9 million were incurred in the second quarter; c) pre-tax costs of $10.5 million incurred in the first quarter resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer and (d) an inducement payment of $10.2 million and costs of $0.7 million associated with the secondary common stock offering completed in the second quarter of 2006.

Non-GAAP earnings per share in 2005 is presented as if stock options had been expensed under the provisions of SFAS 123 ($0.04 per share effect in the second quarter, $0.09 per share effect in the first half, $0.02 per share effect in the third quarter and $0.15 per share effect for the year) and excludes an inducement payment of $12.9 million and costs of $1.3 million associated with the secondary common stock offering completed in the second quarter of 2005.

Please see reconciliations of GAAP to non-GAAP earnings per share for 2005 and 2006.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its second quarter earnings release is scheduled for Thursday, August 24, 2006 at 11:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #1074189.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel,  footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	7/30/06			7/31/05
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results(1)	GAAP	Adjustments(2)	Results(2)

Net sales	$407,120		$407,120	$397,558		$397,558
Royalty revenues	38,712		38,712	32,695		32,695
Advertising and other revenues	13,096		13,096	13,216		13,216
Total revenues	$458,928		$458,928	$443,469		$443,469

Gross profit on net sales	$175,339		$175,339	$164,245		$164,245
Gross profit on royalty and
other revenues	51,808		51,808	45,911		45,911
Total gross profit	227,147		227,147	210,156		210,156

Selling, general and
administrative expenses	177,381	$ (1,897)	175,484	165,034		165,034

Gain on sale of investments	675	(675)

Earnings before interest
and taxes	50,441	1,222	51,663	45,122		45,122

Interest expense, net	4,410		4,410	7,328		7,328

Pre-tax income	46,031	1,222	47,253	37,794		37,794

Income tax expense	17,078	454	17,532	14,294		14,294

Net income	28,953	768	29,721	23,500		23,500

Preferred stock dividends on
convertible stock				3,229		3,229

Inducement payment and
offering costs	10,948	(10,948)		14,205	$(14,205)

Net income available to
common stockholders	$ 18,005	$ 11,716	$ 29,721	$ 6,066	$ 14,205	$ 20,271

Diluted net income per
common share(3)	$ 0.33		$ 0.53	$ 0.16		$ 0.43

Per share impact of
expensing stock options						(0.04)(4)

Diluted net income per
common share as adjusted						$ 0.39(4)

 (1)

Adjustments for the quarter ended July 30, 2006 consist of (a) a pre-tax adjustment of $0.7 million to the one time gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $1.9 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama; and (c) an inducement payment and offering costs of $10.9 million. The inducement payment and offering costs related to the conversion of the Company’s remaining outstanding shares of Series B convertible preferred stock by the holders of such stock into 11.6 million shares of common stock and the subsequent sale of 10.1 million common shares by the holders in May 2006. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering. The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(2)

Adjustments for the quarter ended July 31, 2005 consist of the inducement payment and offering costs related to the conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7.3 million shares of common stock and the subsequent sale of 7.3 million common shares by the holders in July 2005.  The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(3)

Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

(4)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Six Months Ended			Six Months Ended
	7/30/06			7/31/05
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results(1)	GAAP	Adjustments(2)	Results(2)

Net sales	$861,308		$861,308	$820,673		$820,673
Royalty revenues	78,347		78,347	69,500		69,500
Advertising and other revenues	25,711		25,711	25,405		25,405
Total revenues	$965,366		$965,366	$915,578		$915,578

Gross profit on net sales	$365,813		$365,813	$324,645		$324,645
Gross profit on royalty and
other revenues	104,058		104,058	94,905		94,905
Total gross profit	469,871		469,871	419,550		419,550

Selling, general and
administrative expenses	368,410	$(21,829)	346,581	326,799		326,799

Gain on sale of investments	32,043	(32,043)

Earnings before interest
and taxes	133,504	(10,214)	123,290	92,751		92,751

Interest expense, net	9,978		9,978	15,306		15,306

Pre-tax income	123,526	(10,214)	113,312	77,445		77,445

Income tax expense	45,828	(3,789)	42,039	28,965		28,965

Net income	77,698	(6,425)	71,273	48,480		48,480

Preferred stock dividends on
convertible stock				6,459		6,459

Preferred stock dividends on
converted stock	3,230		3,230	2,051		2,051

Inducement payment and
offering costs	10,948	(10,948)		14,205	$(14,205)

Net income available to
common stockholders	$ 63,520	$ 4,523	$ 68,043	$ 25,765	$ 14,205	$ 39,970

Diluted net income per
common share(3)	$ 1.27		$ 1.26	$ 0.67		$ 0.89

Per share impact of
expensing stock options						(0.09)(4)

Diluted net income per
common share as adjusted						$ 0.80(4)

(1)

Adjustments for the six months ended July 30, 2006 consist of (a) a one time pre-tax gain of $32.0 million associated with the sale by the Company on January 31, 2006 of  minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $10.5 million resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer; (c) pre-tax costs of $11.3 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama; and (d) an inducement payment and offering costs of $10.9 million. The inducement payment and offering costs related to the conversion of the Company’s remaining outstanding shares of Series B convertible preferred stock by the holders of such stock into 11.6 million shares of common stock and the subsequent sale of 10.1 million common shares by the holders in May 2006. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(2)

Adjustments for the six months ended July 31, 2005 consist of the inducement payment and offering costs related to the conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7.3 million shares of common stock and the subsequent sale of 7.3 million common shares by the holders in July 2005.  The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(3)

Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

(4)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

Notes to Consolidated Income Statements:

1.

The Company believes presenting non-GAAP results for the quarter and six months ended July 30, 2006 and July 31, 2005 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Thus, the Company believes that the one time gain, departure and restructuring costs and the inducement payments and offering costs do not represent normal operating items and, as such, has provided reconciliations to present its ongoing results of operations excluding these items.  The Company uses its results excluding the one time gain, departure and restructuring costs and the inducement payments and offering costs to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  Further, the Company believes that presenting its results including the impact of expensing stock options for 2005 provides useful information to investors because this allows investors to compare the Company’s results for 2005 as if stock options were expensed, to its results for 2006 which include the impact of expensing stock options.

2a.

The Company computed its quarterly diluted net income per common share as follows:

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	7/30/06			7/31/05
	Results		Non-	Results		Non-
	Under		GAAP	Under		GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income	$28,953	$ 768(1)	$29,721	$23,500		$23,500

Less:
Preferred stock dividends
on convertible stock				3,229	$ (3,229)(3)
Inducement payment and
offering costs	10,948	(10,948)(2)		14,205	(14,205)(4)

Net income available to
common stockholders	$18,005	$ 11,716	$29,721	$ 6,066	$ 17,434	$23,500

Weighted average common
shares outstanding	53,897		53,897	35,533		35,533
Impact of dilutive stock options
and warrants	1,135		1,135	1,975		1,975
Impact of assumed convertible
preferred stock conversion					11,566(5)	11,566
Impact of converted preferred
stock		1,398(5)	1,398		6,046(5)	6,046

Total shares	55,032	1,398	56,430	37,508	17,612	55,120

Diluted net income per
common share	$ 0.33		$ 0.53	$ 0.16		$ 0.43

Per share impact of
expensing stock options						(0.04)(6)

Diluted net income per
common share as adjusted						$ 0.39(6)

(1)

Includes an adjustment to the one time gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia and costs associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Elimination of May 2006 inducement payment and offering costs associated with converted preferred shares. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million, and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

(3)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(4)

Elimination of July 2005 inducement payment and offering costs associated with converted preferred shares. The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million, and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.

(5)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(6)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

2b. The Company computed its year to date diluted net income per common share as follows:

(in thousands, except per share data)

	Six Months Ended			Six Months Ended
	7/30/06			7/31/05
	Results		Non-	Results		Non-
	Under		GAAP	Under		GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income	$77,698	$ (6,425)(1)	$71,273	$48,480		$48,480

Less:
Preferred stock dividends
on converted stock	3,230	(3,230)(2)		2,051	$ (2,051)(2)
Inducement payment and
offering costs	10,948	(10,948)(3)		14,205	(14,205)(4)

Net income available to
common stockholders	$63,520	$ 7,753	$71,273	$32,224	$ 16,256	$48,480

Weighted average common
shares outstanding	48,666		48,666	34,236		34,236
Impact of dilutive stock options
and warrant	1,238		1,238	2,004		2,004
Impact of assumed convertible
preferred stock conversion				11,566		11,566
Impact of converted preferred
stock		6,482(5)	6,482		6,695(5)	6,695
Total shares	49,904	6,482	56,386	47,806	6,695	54,501

Diluted net income per
common share	$ 1.27		$ 1.26	$ 0.67		$ 0.89

Per share impact of
expensing stock options						0.09(6)

Diluted net income per
common share as adjusted						$ 0.80(6)

(1)

Includes (a) the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) costs resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer; and (c) costs associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(3)

Elimination of May 2006 inducement payment and offering costs associated with converted preferred shares. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million, and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

(4)

Elimination of July 2005 inducement payment and offering costs associated with converted preferred shares. The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million, and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.

(5)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(6)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	July 30,	July 31,
	2006	2005
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 367,704	$ 171,150
Receivables	105,128	118,224
Inventories	255,024	261,302
Other, including deferred taxes of $23,435 and $13,666	36,120	23,393
Total Current Assets	763,976	574,069
Property, Plant and Equipment	154,079	155,060
Goodwill and Other Intangible Assets	912,297	885,730
Other	24,887	28,774
	$1,855,239	$1,643,633

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 234,438	$ 199,883
Other Liabilities, including deferred taxes of $247,936
and $214,446	371,445	356,823
Long-Term Debt	399,531	399,519
Series B Convertible Preferred Stock		161,926
Stockholders’ Equity	849,825	525,482
	$1,855,239	$1,643,633

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended
	7/30/06
	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments	Results	7/31/05
Revenues – Wholesale and Retail
Net sales	$407,120		$407,120	$397,558
Royalty revenues	6,059		6,059	5,715
Advertising and other revenues	1,537		1,537	1,156
Total	414,716		414,716	404,429

Revenues – Calvin Klein Licensing
Royalty revenues	32,653		32,653	26,980
Advertising and other revenues	11,559		11,559	12,060
Total	44,212		44,212	39,040

Total Revenues
Net sales	407,120		407,120	397,558
Royalty revenues	38,712		38,712	32,695
Advertising and other revenues	13,096		13,096	13,216
Total	$458,928		$458,928	$443,469

Operating earnings – Wholesale and Retail	$ 40,721	$1,897(1)	$ 42,618	$ 39,485

Operating earnings – Calvin Klein Licensing	23,084	(675)(2)	22,409	16,048

Corporate expenses	13,364		13,364	10,411

Earnings before interest and taxes	$ 50,441	$1,222	$ 51,663	$ 45,122

(1)

Consists of costs associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Consists of an adjustment to the one time gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Six Months Ended
	7/30/06
	Results			Six Months
	Under		Non-GAAP	Ended
	GAAP	Adjustments	Results	7/31/05
Revenues – Wholesale and Retail
Net sales	$861,308		$861,308	$820,673
Royalty revenues	12,725		12,725	11,696
Advertising and other revenues	3,338		3,338	2,406
Total	877,371		877,371	834,775

Revenues – Calvin Klein Licensing
Royalty revenues	65,622		65,622	57,804
Advertising and other revenues	22,373		22,373	22,999
Total	87,995		87,995	80,803

Total Revenues
Net sales	861,308		861,308	820,673
Royalty revenues	78,347		78,347	69,500
Advertising and other revenues	25,711		25,711	25,405
Total	$965,366		$965,366	$915,578

Operating earnings – Wholesale and Retail	$ 95,027	$ 11,294(1)	$106,321	$ 78,829

Operating earnings – Calvin Klein Licensing	73,045	(32,043)(2)	41,002	33,002

Corporate expenses	34,568	(10,535)(3)	24,033	19,080

Earnings before interest and taxes	$133,504	$(10,214)	$123,290	$ 92,751

(1)

Consists of costs associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Consists of the one time gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

(3)

Consists of costs resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2006 Earnings Per Share Estimate

Set forth below is the Company’s reconciliation of its 2006 full year GAAP diluted earnings per share estimate to diluted earnings per share excluding the one time gain and departure and restructuring costs and the May 2006 inducement and offering costs.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes presenting its results excluding the items listed above for its 2006 full year earnings estimate provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the items listed above to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  The Company is reconciling its 2006 full year earnings per share estimate using the point nearest to the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise diluted earnings per share.

(In thousands, except per share data)

2006 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$146,625		$146,625

One time net gain associated with the sale of minority interests in certain entities		$(20,155)	(20,155)

Departure costs associated with Mark Weber, the Company’s former CEO		6,626	6,626

Restructuring costs associated with manufacturing facility closing		7,104	7,104

Net income as adjusted	146,625	(6,425)	140,200

Less:
Inducement payment and offering costs	10,948	(10,948)(1)
Preferred stock dividends	3,230	(3,230)(2)

Net income available to common stockholders for diluted earnings per share	$132,447	$ 7,753	$140,200

Shares outstanding:
Weighted average common shares outstanding	52,100		52,100
Impact of diluted stock options and warrant	1,300		1,300
Impact of preferred stock		3,241(3)	3,241
Total shares outstanding for calculation	53,400	3,241	56,641

Diluted earnings per share	$ 2.48		$ 2.48

(1)

Elimination of inducement payment and offering costs associated with converted preferred shares.  The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock converted by the preferred stockholders, or an aggregate of $10.2 million, and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

 (2)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(3)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2005 Earnings Per Share

Set forth below is the Company's reconciliation of its 2005 full year GAAP diluted earnings per share to: (i) diluted earnings per share excluding the July 2005 inducement and offering costs and (ii) diluted earnings per share excluding the July 2005 inducement and offering costs and including the impact of expensing stock options.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes that presenting its results excluding the July 2005 inducement and offering costs provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the July 2005 inducement and offering costs to discuss its business with investment institutions, the Company's Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  Further, the Company believes that presenting its results excluding the July 2005 inducement payment and offering costs and including the impact of expensing stock options provides useful information to investors because this allows investors to compare the Company's results for 2005 to its estimates for 2006 which include the impact of expensing stock options, as required by SFAS 123R.

(In thousands, except per share data)

2005 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$111,688		$111,688

Less:
Preferred dividends on converted preferred stock	2,051	$ (2,051)(1)
Inducement payment and offering costs	14,205	(14,205)(2)

Net income available to common stockholders for diluted earnings per share	$ 95,432	$ 16,256	$111,688

Shares outstanding:
Weighted average common shares outstanding	38,297		38,297
Impact of dilutive stock options and warrant	1,832		1,832
Impact of assumed convertible preferred stock conversion	11,566		11,566
Impact of converted preferred stock		3,347(3)	3,347
Total shares outstanding for calculation	51,695	3,347	55,042

Diluted earnings per share	$ 1.85		$ 2.03

Per share impact of expensing stock options			(0.15)(4)

Diluted earnings per share as adjusted			$ 1.88

(1)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(2)

Elimination of inducement payment and offering costs associated with converted preferred shares.  The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock converted by the preferred stockholders, or an aggregate of $12.9 million, and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.

(3)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(4)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.